Exhibit 11
                               THERMO VOLTEK CORP.

                        Computation of Earnings per Share


                                                        Three Months Ended
                                                     -------------------------
                                                       June 28,       June 29,
                                                           1997           1996
 -----------------------------------------------------------------------------
 Computation of Primary Earnings per Share:

 Net Income (a)                                     $   160,000    $ 1,132,000
                                                    -----------    -----------
 Shares:
   Weighted average shares outstanding                9,221,853      8,527,818

   Add: Shares issuable from assumed exercise of
        options (as determined by the application
        of the treasury stock method)                         -        263,487
                                                    -----------    -----------
   Weighted average shares outstanding, as
     adjusted (b)                                     9,221,853      8,791,305
                                                    -----------    -----------
 Primary Earnings per Share (a) / (b)               $       .02    $       .13
                                                    ===========    ===========

 Computation of Fully Diluted Earnings
   per Share:

 Income:
   Net income                                       $   160,000    $ 1,132,000

   Add: Convertible debt interest, net of tax                 -        195,000
                                                    -----------    -----------
   Income applicable to common stock
     assuming full dilution (c)                     $   160,000    $ 1,327,000
                                                    -----------    -----------
 Shares:
   Weighted average shares outstanding                9,221,853      8,527,818

   Add: Shares issuable from assumed conversion
        of subordinated convertible obligations               -      4,845,030

        Shares issuable from assumed exercise of
        options (as determined by the application
        of the treasury stock method)                         -        263,487
                                                    -----------    -----------
    Weighted average shares outstanding,
     as adjusted (d)                                  9,221,853     13,636,335
                                                    -----------    -----------
 Fully Diluted Earnings per Share (c) / (d)         $       .02    $       .10
                                                    ===========    ===========
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                                                                  Exhibit 11
                               THERMO VOLTEK CORP.

                        Computation of Earnings per Share


                                                         Six Months Ended
                                                     -------------------------
                                                       June 28,       June 29,
                                                           1997           1996
 -----------------------------------------------------------------------------
 Computation of Primary Earnings (Loss) per Share:

 Net Income (Loss) (a)                              $  (173,000)   $ 2,069,000
                                                    -----------    -----------
 Shares:
   Weighted average shares outstanding                9,527,009      8,115,216

   Add: Shares issuable from assumed exercise of
        options (as determined by the application
        of the treasury stock method)                         -        267,974
                                                    -----------    -----------
   Weighted average shares outstanding, as
     adjusted (b)                                     9,527,009      8,383,190
                                                    -----------    -----------
 Primary Earnings (Loss) per Share (a) / (b)        $      (.02)   $       .25
                                                    ===========    ===========

 Computation of Fully Diluted Earnings (Loss) per Share:

 Income:
   Net income (loss)                                $  (173,000)   $ 2,069,000

   Add: Convertible debt interest, net of tax                 -        427,000
                                                    -----------    -----------
   Income (loss) applicable to common stock
     assuming full dilution (c)                     $  (173,000)   $ 2,496,000
                                                    -----------    -----------

 Shares:
   Weighted average shares outstanding                9,527,009      8,115,216

   Add: Shares issuable from assumed conversion
        of subordinated convertible obligations               -      5,251,152

        Shares issuable from assumed exercise of
        options (as determined by the application
        of the treasury stock method)                         -        273,314
                                                    -----------    -----------
   Weighted average shares outstanding,
     as adjusted (d)                                  9,527,009     13,639,682
                                                    -----------    -----------
 Fully Diluted Earnings (Loss) per Share (c) / (d)  $      (.02)   $       .18
                                                    ===========    ===========